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                                                                   EXHIBIT 10.47

                           FIRST AMENDMENT OF LEASE


     This First Amendment of Lease ("Amendment") is entered into by and between David A. Sabey and Sandra L. Sabey, Husband and Wife ("Landlord"), as Landlord and Exodus Communications, Inc, a Delaware corporation ("Tenant"), as Tenant, under that certain Lease ("Lease"), dated December 4, 1998, between the parties hereto.

                                R E C I T A L S
                                - - - - - - - -

     A. Landlord and Tenant desire to expand the Premises to include the third floor of the Building and to provide for certain other amendments to the Lease.

     B. Except as may be expressly provided otherwise in this Amendment, capitalized terms in this Amendment shall have the meaning given such terms in the Lease.

     NOW, THEREFORE, Landlord and Tenant agree as follows:

1.   Amendments.
     ----------

          1.1 Section 1.3 of the Lease is amended and restated in its entirety to read as follows:

          1.3 PREMISES. The "Premises" shall mean the space consisting of approximately 99,288 net rentable square feet located on the first, second and third floors of the Building, including 6,195 square feet in the annex building and the 710 non-rentable square foot loading dock, which are depicted on the floor plan attached to this Lease as Exhibit B, subject to recalculation in accordance with Section 2. The loading dock shall be free of Rent during the Term of this Lease. Landlord shall deliver the annex building of 6,195 rentable s.f., the loading dock and approximately 28,500 net rentable square feet of office space/data center to Tenant on February 1, 1999. Landlord shall pay a penalty of Five Thousand Dollars ($5,000) to Tenant for each day that it delays delivery of at least 25,000 net rentable square feet of office space/data center, subject to Tenant's timely approvals and decisions, after March 1, 1999. Approximately 32,593 net rentable square feet of additional space shall be delivered to Tenant on June 1, 1999 and the remaining approximately 32,000 net rentable square feet located on the third floor of the Building shall be delivered June 1, 2000. The Premises shall include the tenant improvements, if any, described in Exhibit C.

          1.2 Section 1.4 of the Lease is amended and restated in its entirety to read as follows:

          1.4 TENANT'S SHARE. "Tenant's Share" shall mean "Tenant's Share of the Building" or "Tenant's Share of the Property," as applicable. "Tenant's

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Share of the Building" shall initially mean thirty-four and ninety-three one hundredths percent (34.93%). "Tenant's Share of the Property" shall initially mean fourteen and fifty-five one hundredths percent (14.55%). Commencing on the earlier of June 1, 1999 or the date on which Tenant first occupies all or any portion of the remaining 32,593 net rentable square feet of office space/data center located on the second floor, "Tenant's Share of the Building" shall automatically be increased to sixty-seven and seventy-eight one hundredths percent (67.78%) and "Tenant's Share of the Property" shall be automatically increased to twenty-eight and twenty-one one hundredths percent (28.21%). The earlier of: (i) the date that Tenant occupies the third floor space for purposes other than build-out or (ii) June 1, 2000, "Tenant's Share of the Building" shall automatically be increased to one hundred percent (100%) and "Tenant's Share of the Property" shall be automatically increased to forty-one and sixty-three one hundredths percent (41.63%). "Tenant's Share of the Building" is calculated by dividing the net rentable area of the Premises by the net rentable area of the Building (approximately 99,288 net rentable square feet). "Tenant's Share of the Property" is calculated by dividing the net rentable area of the Premises by the net rentable area of the Property (approximately 238,540 net rentable square feet). In the event the rentable area of the Premises or Building is altered or recalculated in accordance with Section 2, Landlord shall adjust Tenant's Share of the Building to properly reflect such event. Landlord's adjustment of such Tenant's Share shall be final.

          1.3 Section 1.9 of the Lease is amended and restated in its entirety to read as follows:

          1.9 BASE RENT. "Base Rent" from the Commencement Date through May 31, 1999 shall mean the net rentable square feet of the first floor multiplied by $10.25 per square foot per year, based on 34,695 rentable square feet of Premises (Twenty-nine Thousand Six Hundred Thirty-five and 31/100 Dollars ($29,635.31) per month). "Base Rent" from June 1, 1999 through May 31, 2001 shall mean 67,288 net rentable square feet of Premises multiplied by $10.25 per square foot per year, (Fifty-seven Thousand Four Hundred Seventy-five and 17/100 Dollars ($57,475.17) per month). Notwithstanding the foregoing, the earlier of:
(i) the date Tenant occupies the third floor space for other than build-out or
(ii) June 1, 2000, "Base Rent" from such date through May 31, 2001 shall be increased to include the net rentable square feet of 32,000 multiplied by $10.50 per square foot per year for an additional Twenty-eight Thousand and 00/100 Dollars ($28,000.00) per month. "Base Rent" from June 1, 2001 through May 31, 2004 shall mean the net rentable square feet of 67,288 multiplied by $11.25 per square foot per year and the net rentable square feet of 32,000 multiplied by $11.50 (Ninety-three Thousand Seven Hundred Forty-nine and 17/100 Dollars ($93,749.17) per month). "Base Rent" from June 1, 2004 through May 31, 2006 shall mean the net rentable square feet of 67,288 multiplied by $12.50 per square foot per year and the net rentable square feet of 32,000 multiplied by $12.75 per square foot per year (One Hundred-four Thousand Ninety-one and 67/100 Dollars ($104,091.67) per month). "Base Rent" from June 1, 2006 through May 31, 2009 shall mean the net rentable square feet of 67,288 multiplied by $13.50 per square foot per year and the net rentable square feet of 32,000 multiplied by $13.75 per square foot per year, (One Hundred-twelve Thousand Three Hundred Ninety-five and 67/100 Dollars ($112,365.67)

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per month). Prior to the Commencement Date, the net rentable square feet shall be recalculated in accordance with Section 2. Base Rent shall be payable as provided in Section 4.

     1.4 Section 1.10 of the Lease is amended and restated in its entirety to read as follows:

          1.10 EARLY OCCUPANCY. Tenant will be allowed to occupy any square footage on the first and second floors of the Premises they feel is ready for occupancy before the Commencement Date, or any square footage on the third floor of the Premises before June 1, 2000. Early Occupancy shall mean any use of the space not directly related to the installation of equipment or constructing the Premises. "Base Rent" for space located on the first and second floors of the Premises will be calculated by multiplying the actual occupied rentable square feet by $10.25 per net rentable square foot and "Base Rent" for space located on the third floor of the Premises will be calculated by multiplying the actual occupied rentable square feet by $10.50 per net rentable square foot. Tenant will be responsible for all "Additional Rent" as described in Section 8 on the portion of the space that they occupy early.

          1.5 Section 15.1 of the Lease is amended by adding the following to the end of such Section:

     Notwithstanding the foregoing, Landlord hereby grants Tenant the right to sublease all or a portion of the 32,000 net rentable square feet of Premises located on the third floor of the Building; however, if the Rent that Tenant charges to a sublessee is more than the Base Rent Tenant is paying on such subleased Premises under this Lease, Tenant agrees to share fifty percent (50%) of such additional amount with Landlord, which amount shall be paid to Landlord on a monthly basis as Additional Rent throughout the term of the sublease.

     2.   Entire Amendment.  This Amendment sets forth the entire agreement of
          ----------------
the parties with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors and interests.

     3.   Exhibit.  Exhibit B-3 is attached hereto and incorporated herein by
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this reference.

     4.   Acknowledgment.  The parties hereto each acknowledge that except as
          --------------
expressly modified by this Amendment, all the terms and conditions of the Lease remain unchanged and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Lease and this Amendment, the terms and provisions of this Amendment shall control.

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     DATED this 4th day of December, 1998.

                              TENANT:

                              EXODUS COMMUNICATIONS, INC.



                              By:   /s/ Richard Stolz
                                    ----------------------------

                              Its:  CFO and COO
                                    ----------------------------



                              LANDLORD:


                              SABEY CORPORATION, as agent for David A. and Sandra L. Sabey



                              By:   /s/ Laurent D. Poole
                                    ----------------------------

                              Its:  Executive VP
                                    ----------------------------

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STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )


     On this 4th day of December, 1998, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn as such, personally appeared Laurent D. Poole, to me known to be the Executive VP of SABEY CORPORATION, the corporation that executed the within and foregoing instrument as agent for David A. and Sandra L. Sabey, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.


     WITNESS my hand and official seal the day and year in this certificate first above written.



         /s/
------------------------------

                                    Printed Name:   Mary A. Hall
                                                 ------------------------------
                                    My commission expires:   12-19-01
                                                          ---------------------

STATE OF CALIFORNIA     )
                        ) ss.
COUNTY OF SANTA CLARA   )


     On this 1st day of December, 1998, before me, the undersigned, a Notary Public in and for the State of California, duly commissioned and sworn as such, personally appeared Richard S. Stolz to me known to be the COO/CFO of Exodus Communications, Inc., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.


     WITNESS my hand and official seal the day and year in this certificate first above written.


                                         /s/
                                    -------------------------------------------
                                    Printed Name:   Mary L. Woods
                                                 ------------------------------

                                    My commission expires:   June 26, 2001
                                                          ---------------------

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